Exhibit 99.1

Investor Relations:
Jess Lubert
Juniper Networks
(408) 936-3734
jlubert@juniper.net

Media Relations:
Leslie Moore
Juniper Networks
(408) 936-5767
llmoore@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2022 FINANCIAL RESULTS

SUNNYVALE, Calif., January 31, 2023 - Juniper Networks (NYSE: JNPR), a leader in secure, AI-driven networks, today reported preliminary financial results for the three months and fiscal year ended December 31, 2022 and provided its outlook for the three months ending March 31, 2023.

Fourth Quarter 2022 Financial Performance
Net revenues were $1,448.8 million, an increase of 11% year-over-year, and an increase of 2% sequentially.
GAAP operating margin was 14.0%, an increase from 11.8% in the fourth quarter of 2021, and an increase from 10.6% in the third quarter of 2022.
Non-GAAP operating margin was 19.1%, an increase from 18.3% in the fourth quarter of 2021, and an increase from 17.2% in the third quarter of 2022.
GAAP net income was $180.4 million, an increase of 36% year-over-year, and an increase of 48% sequentially, resulting in diluted earnings per share of $0.55.
Non-GAAP net income was $213.8 million, an increase of 16% year-over-year, and an increase of 12% sequentially, resulting in non-GAAP diluted earnings per share of $0.65.
Full-Year 2022 Financial Performance
Net revenues were $5,301.2 million, an increase of 12% year-over-year.
GAAP operating margin was 9.8%, an increase from 8.2% in fiscal year 2021.
Non-GAAP operating margin was 15.7%, a decrease from 15.9% in fiscal year 2021.
GAAP net income was $471.0 million, an increase of 86% year-over-year, resulting in diluted earnings per share of $1.43, an increase of 88% year-over-year. The year-over-year increase was primarily due to higher revenue, one-time debt extinguishment costs in 2021, and a lower tax rate, partially offset by a lower gross margin and higher operating expenses.
Non-GAAP net income was $642.6 million, an increase of 12% year-over-year, resulting in diluted earnings per share of $1.95, an increase of 12% year-over-year.

The reconciliation between GAAP and non-GAAP financial measures is provided in a table immediately following the Preliminary Net Revenues by Geographic Region table below.

“We experienced strong business momentum during the December quarter, including a second consecutive quarter of double-digit year-over-year revenue growth, a record performance by our enterprise business, and our second-highest cloud revenue quarter,” said Juniper’s CEO, Rami Rahim. “Our experience-first networking strategy, focused on leveraging AI and cloud-delivered automation to improve customer operations and the end-user experience, continues to resonate across the markets we serve. We believe our differentiated solutions, along with our go-to-market investments and strong backlog, should position us to deliver another year of solid revenue growth in 2023.”

“In addition to record revenue results, we achieved strong profitability during the December quarter, as non-GAAP gross and operating margin both exceeded the mid-point of our forecast and enabled us to beat the mid-point of our non-GAAP EPS outlook,” said Juniper’s CFO, Ken Miller. “We remain focused on delivering profitable growth and are confident in our ability to expand our non-GAAP operating margin by at least 100 basis points in 2023.”

Balance Sheet and Other Financial Results
Total cash, cash equivalents, and investments as of December 31, 2022 were $1,230.0 million, compared to $1,693.5 million as of December 31, 2021, and $1,254.9 million as of September 30, 2022.
Net cash flows provided by operations for the fourth quarter of 2022 was $119.6 million, compared to $116.0 million in the fourth quarter of 2021, and $51.8 million in the third quarter of 2022.
Days sales outstanding in accounts receivable was 76 days in the fourth quarter of 2022, compared to 69 days in the fourth quarter of 2021, and 65 days in the third quarter of 2022.
Capital expenditures were $31.7 million, and depreciation and amortization expense was $51.2 million during the fourth quarter of 2022.

First Quarter 2023 Outlook
These metrics are provided on a non-GAAP basis, except for revenue and share count. Non-GAAP earnings per share is on a fully diluted basis. The outlook assumes that the exchange rate of the U.S. dollar to other currencies will remain relatively stable at current levels.
We are still experiencing supply chain related headwinds associated with shortages as well as elevated component and freight costs, which are expected to continue through the course of 2023.

At the mid-point of guidance, revenue is expected to be up 15% year-over-year.

First quarter gross margin is expected to be down sequentially due to a normalized software mix and seasonality.

We expect first quarter non-GAAP operating expense to increase sequentially, primarily driven by the typical seasonal increase of fringe costs. Despite these increases, operating margin is expected to increase more than 100 basis points versus Q1'22.
Our guidance for the quarter ending March 31, 2023 is as follows:
•Revenue will be approximately $1,340 million, plus or minus $50 million.
•Non-GAAP gross margin will be approximately 57.0%, plus or minus 1%.
•Non-GAAP operating expenses will be approximately $580 million, plus or minus $5 million.
•Non-GAAP operating margin will be approximately 13.7% at the mid-point of revenue guidance.

•Non-GAAP tax rate will be approximately 19.0%, plus or minus 1%.
•Non-GAAP net income per share will be approximately $0.42, plus or minus $0.05. This assumes a share count of approximately 330 million.

For more detailed insight on guidance, please refer to the CFO Commentary that can be found on our website.

Capital Return
Juniper today announced that the Board of Directors declared a 5% increase in its quarterly cash dividend to $0.22 per share, to be paid on March 22, 2023 to stockholders of record as of the close of business on March 1, 2023.

Fourth Quarter and Fiscal Year 2022 Financial Commentary Available Online
A CFO Commentary reviewing the Company’s fourth quarter 2022 and fiscal year 2022 financial results, as well as the first quarter 2023 financial outlook will be furnished to the SEC on Form 8-K and published on the Company’s website at http://investor.juniper.net. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Conference Call Webcast
Juniper Networks will host a conference call webcast today, January 31, 2023, at 2:00 pm PT, to be broadcast live over the Internet at http://investor.juniper.net. To listen to the conference call, the toll-free number is 888-506-0062, international callers dial +1-973-528-0011. Participant Access Code is 580018. Please dial in ten minutes prior to the scheduled conference call time. The webcast replay will be archived on the Juniper Networks website.

About Juniper Networks
Juniper Networks challenges the inherent complexity that comes with networking in the multicloud era. We do this with products, solutions and services that transform the way people connect, work and live. We simplify the process of transitioning to a secure and automated multicloud environment to enable secure, AI-driven networks that connect the world. Additional information can be found at Juniper Networks (www.juniper.net).
Investors and others should note that the Company announces material financial and operational information to its investors using its Investor Relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the Twitter account @JuniperNetworks and the Company’s blogs as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The social media channels that the Company intends to use as a means of disclosing information described above may be updated from time to time as listed on the Company’s Investor Relations website.

Juniper Networks, the Juniper Networks logo, Juniper, Junos, and other trademarks are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Safe Harbor; Forward-Looking Statements
Statements in this release concerning Juniper Networks’ business, economic and market outlook, including currency exchange rates; our financial guidance; and the expected continuing impact of manufacturing and supply constraints, and the consummation and integration of, and financial impact resulting from any acquisitions and divestitures on our guidance; our expectations regarding our liquidity, capital return program, supply constraints and access to sufficient supplies of semiconductors and other components; deal, customer and product mix; costs; backlog; share buybacks; and our overall future prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of several factors, including: the duration, extent and continuing impact of the ongoing COVID-19 pandemic; general economic and political conditions globally or regionally, including adverse changes in China-Taiwan relations and any impact due to armed conflicts (such as the continuing conflict between Russia and Ukraine as well as governmental sanctions imposed in response); rising interest rates; inflationary pressures; risk of U.S. sovereign default business and economic conditions in the networking industry; changes in overall technology spending by our customers; the network capacity and security requirements of our customers and, in particular, Cloud and telecommunication service providers; contractual terms that may result in the deferral of revenue; the timing of orders and their fulfillment; continuing manufacturing and supply chain challenges and logistics costs, constraints, changes or disruptions; availability and pricing of key product components, such as semiconductors; delays in scheduled product availability; our customers canceling orders that are included in the calculation of backlog, which they may do without significant penalty; adoption of or changes to laws, regulations, standards or policies affecting Juniper Networks' operations, products, services or the networking industry; product defects, returns or vulnerabilities; significant effects of tax legislation and judicial or administrative interpretation of new tax regulations, including the potential for corporate tax increases and changes to global tax laws; legal settlements and resolutions, including with respect to enforcing our proprietary rights; the potential impact of activities related to the execution of capital return, restructurings and product rationalization; the impact of import tariffs and changes thereto; and other factors listed in Juniper Networks’ most recent report on Form 10-Q or 10-K filed with the Securities and Exchange Commission. In addition, many of the foregoing risks and uncertainties are, and could be, exacerbated by the ongoing COVID-19 pandemic and any worsening of the global business and economic environment as a result of the pandemic. We cannot at this time predict the extent of the continuing impact of the COVID-19 pandemic and any resulting business or economic impact, but it could have a material adverse effect on our business, financial condition, results of operations and cash flows. Note that our estimates as to the tax rate on our business are based on current tax law and regulations, including current interpretations thereof, and could be materially affected by changing interpretations as well as additional legislation and guidance. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information made in this release in the event facts or circumstances subsequently change after the date of this press release. We have not filed our Form 10-K for the year ended December 31, 2022. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file our Form 10-K.

All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition, divestiture, and strategic investment related charges, restructuring benefits or charges, impairment charges, strategic partnership-related charges, legal reserve and settlement charges or benefits, gain or loss on equity investments, loss on extinguishment of debt, retroactive impact of certain tax settlements, significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of further changes to tariffs and the impact of any future acquisitions, divestitures, or joint ventures that may occur in the period. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.

Use of Non-GAAP Financial Information
Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Discussion of Non-GAAP Financial Measures" section of this press release. The following tables and reconciliations can also be found on our Investor Relations website at http://investor.juniper.net.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net revenues:
Product	$988.3	$874.6	$3,539.9	$3,078.1
Service	460.5	425.3	1,761.3	1,657.3
Total net revenues	1,448.8	1,299.9	5,301.2	4,735.4
Cost of revenues:
Product	472.7	399.1	1,761.7	1,409.4
Service	149.1	150.4	581.2	585.9
Total cost of revenues	621.8	549.5	2,342.9	1,995.3
Gross margin	827.0	750.4	2,958.3	2,740.1
Operating expenses:
Research and development	269.2	254.9	1,036.1	1,007.2
Sales and marketing	299.0	278.8	1,133.4	1,052.7
General and administrative	57.4	62.7	249.5	249.8
Restructuring (benefit) charges	(2.1)	0.1	20.2	42.9
Total operating expenses	623.5	596.5	2,439.2	2,352.6
Operating income	203.5	153.9	519.1	387.5
Gain on divestiture	—	—	45.8	—
Loss on extinguishment of debt	—	—	—	(60.6)
Other income (expense), net	1.5	7.4	(28.6)	(16.8)
Income before income taxes and loss from equity method investment	205.0	161.3	536.3	310.1
Income tax provision	22.4	28.4	60.5	57.4
Loss from equity method investment, net of tax	2.2	—	4.8	—
Net income	$180.4	$132.9	$471.0	$252.7

Net income per share:
Basic	$0.56	$0.41	$1.46	$0.78
Diluted	$0.55	$0.40	$1.43	$0.76
Weighted-average shares used in computing net income per share:
Basic	323.0	322.6	322.1	324.4
Diluted	329.9	332.2	329.5	331.6

Juniper Networks, Inc.
Preliminary Net Revenues by Customer Solution
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Customer Solutions:
Automated WAN Solutions	$479.0	$498.0	$1,865.3	$1,665.0
Cloud-Ready Data Center	259.9	173.1	878.9	727.1
AI-Driven Enterprise	318.3	244.3	1,026.2	830.4
Hardware Maintenance and Professional Services	391.6	384.5	1,530.8	1,512.9
Total	$1,448.8	$1,299.9	$5,301.2	$4,735.4

Juniper Networks, Inc.
Preliminary Net Revenues by Vertical
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cloud	$380.3	$333.4	$1,393.6	$1,228.0
Service Provider	469.3	511.4	1,891.2	1,839.1
Enterprise	599.2	455.1	2,016.4	1,668.3
Total	$1,448.8	$1,299.9	$5,301.2	$4,735.4

Juniper Networks, Inc.
Preliminary Net Revenues by Geographic Region
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Americas	$857.4	$748.6	$3,156.8	$2,649.1
Europe, Middle East, and Africa	378.5	343.2	1,370.0	1,314.5
Asia Pacific	212.9	208.1	774.4	771.8
Total	$1,448.8	$1,299.9	$5,301.2	$4,735.4

Juniper Networks, Inc.
Preliminary Reconciliations between GAAP and non-GAAP Financial Measures
(in millions, except percentages and per share amounts)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP operating income		$203.5	$149.3	$153.9	$519.1	$387.5
GAAP operating margin		14.0%	10.6%	11.8%	9.8%	8.2%
Share-based compensation expense	C	55.4	61.5	59.7	209.3	222.6
Share-based payroll tax expense	C	1.1	2.1	0.4	8.9	5.4
Amortization of purchased intangible assets	A	17.2	18.4	20.1	74.8	79.4
Restructuring (benefits) charges	B	(2.1)	13.0	0.1	20.2	42.9
Acquisition related charges	A	0.2	(0.5)	2.5	2.2	8.9
Gain (loss) on non-qualified deferred compensation plan ("NQDC")	B	1.1	(1.0)	1.4	(6.9)	4.1
Others	B	0.1	0.9	—	6.9	—
Non-GAAP operating income		$276.5	$243.7	$238.1	$834.5	$750.8
Non-GAAP operating margin		19.1%	17.2%	18.3%	15.7%	15.9%

GAAP net income		$180.4	$121.5	$132.9	$471.0	$252.7
Share-based compensation expense	C	55.4	61.5	59.7	209.3	222.6
Share-based payroll tax expense	C	1.1	2.1	0.4	8.9	5.4
Amortization of purchased intangible assets	A	17.2	18.4	20.1	74.8	79.4
Restructuring (benefits) charges	B	(2.1)	13.0	0.1	20.2	42.9
Acquisition related charges	A	0.2	(0.5)	2.5	2.2	8.9
Gain on divestiture	B	—	—	—	(45.8)	—
Gain on equity investments	B	(13.0)	—	(14.6)	(17.7)	(14.1)
Loss on extinguishment of debt	B	—	—	—	—	60.6
Loss from equity method investment	B	2.2	2.1	—	4.8	—
Recognition of previously unrecognized tax benefits	B	(8.1)	—	—	(8.1)	—
Income tax effect of non-GAAP exclusions	B	(19.6)	(28.2)	(16.4)	(83.9)	(82.2)
Others	B	0.1	0.9	—	6.9	—
Non-GAAP net income		$213.8	$190.8	$184.7	$642.6	$576.2

GAAP diluted net income per share		$0.55	$0.37	$0.40	$1.43	$0.76
Non-GAAP diluted net income per share	D	$0.65	$0.58	$0.56	$1.95	$1.74
Shares used in computing diluted net income per share		329.9	328.9	332.2	329.5	331.6

Discussion of Non-GAAP Financial Measures
Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Juniper is unable to provide a reconciliation of non-GAAP guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded from these non-GAAP measures. For example, share-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. Amortization of intangible assets is significantly impacted by the timing and size of any future acquisitions. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading.
This press release, including the tables above, includes the following non-GAAP financial measures derived from our Preliminary Consolidated Statements of Operations: operating income; operating margin; net income; and diluted net income per share. These measures are not presented in accordance with, nor are they a substitute for GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.
We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operation, we mean the ongoing revenue and expenses of the business, excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. With respect to the items excluded from our forward-looking non-GAAP measures and reconciliation of such measures, please see the “Outlook” section above.

The above tables and reconciliations can also be found on our Investor Relations website at http://investor.juniper.net.
Note A: Acquisition Related Charges. We exclude certain expense items resulting from acquisitions including amortization of purchased intangible assets associated with our acquisitions. The amortization of purchased intangible assets associated with acquisitions results in recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique, infrequent or unplanned events, including the following, when applicable: (i) strategic investment-related gain or loss, including gain or loss from our equity method investment; (ii) legal reserve and settlement charges or benefits; (iii) gain or loss on significant isolated events or transactions, including divestitures and the Russia-Ukraine conflict, which are directly related to the events, objectively quantifiable, and not expected to occur regularly in the future that are not indicative of our core operating results; (iv) loss on extinguishment of debt; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform; (vi) recognition of previously unrecognized tax benefits that are non-recurring in nature; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. Additionally, the non-GAAP results exclude the effects of NQDC-related investments. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these transactions may limit the comparability of our on-going operations with prior and future periods.

In addition, we exclude restructuring benefits or charges as these result from events that arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. As such, we believe these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred or comparisons to past operating results. We also exclude gains or losses related to strategic investments as well as significant isolated events as they are directly related to an event that is distinct and does not reflect current ongoing business operations. In the case of legal reserves and settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Additionally, we exclude previously unrecognized tax benefits that are non-recurring in nature which are recorded in the period in which applicable statutes of limitation lapse or upon the completion of tax review cycles as the tax matter may relate to multiple or different periods. Further, certain items related to global tax reform may continue to impact the business and are generally unrelated to the current level of business activity. We believe these tax events limit the comparability with prior periods and that these expenses or benefits do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts both included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.
Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. Due to the varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation and related payroll tax allows for more accurate comparisons of our operating results to our peer companies and is useful to investors to understand the impact of share-based compensation on our results of operations. Further, expense associated with granting share-based awards does not reflect any cash expenditures by the company as no cash is expended.
Note D: Non-GAAP Net Income Per Share Items. We provide diluted non-GAAP net income per share. The diluted non-GAAP net income per share includes additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$880.1	$922.5
Short-term investments	210.3	315.5
Accounts receivable, net of allowances	1,227.3	994.4
Inventory	619.4	272.6
Prepaid expenses and other current assets	680.0	451.6
Total current assets	3,617.1	2,956.6
Property and equipment, net	666.8	703.0
Operating lease assets	141.6	161.3
Long-term investments	139.6	455.5
Purchased intangible assets, net	160.5	284.3
Goodwill	3,734.4	3,762.1
Other long-term assets	866.7	564.2
Total assets	$9,326.7	$8,887.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$347.4	$273.7
Accrued compensation	306.1	336.0
Deferred revenue	1,020.5	937.9
Other accrued liabilities	404.9	328.9
Total current liabilities	2,078.9	1,876.5
Long-term debt	1,601.3	1,686.8
Long-term deferred revenue	642.6	475.7
Long-term income taxes payable	279.4	330.5
Long-term operating lease liabilities	117.7	142.2
Other long-term liabilities	131.7	58.4
Total liabilities	4,851.6	4,570.1
Total stockholders' equity	4,475.1	4,316.9
Total liabilities and stockholders' equity	$9,326.7	$8,887.0

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$471.0	$252.7
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	209.3	222.6
Depreciation, amortization, and accretion	217.7	237.4
Operating lease assets expense	40.3	44.9
Gain on divestiture	(45.8)	—
Loss from equity method investment	4.8	—
Loss on extinguishment of debt	—	60.6
Deferred income taxes	(222.5)	71.7
Other	(2.6)	(1.1)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(232.0)	(31.8)
Prepaid expenses and other assets	(658.0)	(310.0)
Accounts payable	67.4	0.2
Accrued compensation	(23.1)	70.3
Income taxes payable	21.1	24.3
Other accrued liabilities	(1.6)	(80.8)
Deferred revenue	251.6	128.7
Net cash provided by operating activities	97.6	689.7
Cash flows from investing activities:
Purchases of property and equipment	(105.1)	(100.0)
Proceeds from divestiture, net	89.1	—
Purchases of available-for-sale debt securities	(104.1)	(649.8)
Proceeds from sales of available-for-sale debt securities	118.2	546.1
Proceeds from maturities and redemptions of available-for-sale debt securities	390.3	394.0
Purchases of equity securities	(16.5)	(10.1)
Proceeds from sales of equity securities	47.7	25.6
Payments for business acquisitions, net of cash and cash equivalents acquired	—	(182.6)
Subsequent payments related to acquisitions in prior years	(14.6)	(10.1)
Other	2.5	0.7
Net cash provided by investing activities	407.5	13.8
Cash flows from financing activities:
Repurchase and retirement of common stock	(315.2)	(443.5)
Proceeds from issuance of common stock	57.2	56.4
Payment of dividends	(270.4)	(259.1)
Payment of debt	—	(423.8)
Payment for debt extinguishment costs	—	(58.3)
Other	—	(3.4)
Net cash used in financing activities	(528.4)	(1,131.7)

	Twelve Months Ended December 31,
	2022	2021
Effect of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(21.7)	(12.1)
Net decrease in cash, cash equivalents, and restricted cash	(45.0)	(440.3)
Cash, cash equivalents, and restricted cash at beginning of period	942.7	1,383.0
Cash, cash equivalents, and restricted cash at end of period	$897.7	$942.7
Non-cash investing activity:
Equity method investment	$40.3	$—